SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 1999



                          MOLECULAR DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-27316                                          94-2914362
(Commission File No.)                          (IRS Employer Identification No.)



                               1311 Orleans Drive
                           Sunnyvale, California 94089
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 747-1700


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         This Current  Report on Form 8-K contains  forward  looking  statements that involve risks and uncertainties relating to the acquisition by Molecular Devices Corporation, a Delaware corporation ("Molecular Devices"), of Skatron Instruments AS, a Norwegian company ("Skatron"), and certain of the assets of Skatron Instruments, Inc. a Virginia corporation and former subsidiary of Skatron, including the risks: inherent in acquiring a company in Skatron's
industry  (e.g.   assumption  of  known  and  unknown   liabilities,   including
environmental liabilities); that the synergies expected to result from the acquisition described below might not occur as anticipated; the risk that integration of the companies will be difficult; and that management's attention might be diverted from day-to-day business activities. Actual results and developments may differ materially from those described in this Current Report. For more information about Molecular Devices and risks relating to investing in Molecular Devices, refer to Molecular Devices's most recent report on Form 10-K.

Item 2.  Acquisition or Disposition of Assets.

         On May 17, 1999, Molecular Devices acquired Skatron by the acquisition of all of the outstanding capital stock of Skatron from Helge Skare, Wiel Skare, Steinar Faanes and Sten Skare, each an individual resident in Norway (collectively, the "Sellers"), and acquired certain assets (accounts receivable and inventory) from Skatron Instruments, Inc. The acquisition was accomplished pursuant to a Stock and Asset Purchase Agreement dated as of May 17, 1999, between and among Molecular Devices, the Sellers, Skatron, and Skatron
Instruments, Inc. (the "Purchase Agreement"). In connection with the acquisition, Molecular Devices paid $6,818,000 million in exchange for all of the shares of Skatron capital stock outstanding on May 17, 1999. The purchase prices were arrived at through arms-length negotiations, and was paid out of internally generated funds. Of the amount paid for the shares of Skatron capital stock, $600,000 is being held in escrow for six months to secure the obligations of certain of the Sellers to indemnify Molecular Devices for any breaches of the representations and warranties of those Sellers made in the Purchase Agreement. The acquisition will be accounted for as a purchase.

         Skatron, designs, develops, manufactures and markets a complete line of microwell plate washers and other related tools, including cell harvesters, focused on the drug discovery and high-throughput screening marketplace. Molecular devices currently intends to maintain Skatron as a wholly-owned subsidiary located in Norway and to have Skatron continue to conduct its business as historically conducted.

                  A copy of the press release announcing the consummation of the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

         Not applicable.

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         (b)   Pro Forma Financial Information

         Not applicable.

         (c)   Exhibits.

     Exhibit No.  Description
     -----------  -----------
     2.1 Stock and Asset Purchase Agreement, dated as of May 17, 1999, among Molecular Devices Corporation, a Delaware corporation, Helge Skare, Wiel Skare, Steinar Faanes and Sten Skare, each an individual resident in Norway, Skatron Instruments AS, a Norwegian company, and Skatron Instruments, Inc., a Virginia corporation (the Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Escrow Agreement, dated as of May 17, 1999, among Molecular Devices Corporation, a Delaware corporation, Helge Skare, Wiel Skare and Greater Bay Trust Company, as Escrow Agent.

     4.1          Reference is made to Exhibits 2.1 and 2.2.

     99.1         Press release announcing the consummation of the acquisition.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MOLECULAR DEVICES CORPORATION



Dated:  May 25   , 1999               By:  /s/ Timothy H. Harkness
                                         ---------------------------------------
                                           Timothy H. Harkness
                                           Vice President of Finance
                                           and Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

     2.1 Stock and Asset Purchase Agreement, dated as of May 17, 1999, among Molecular Devices Corporation, a Delaware corporation, Helge Skare, Wiel Skare, Steinar Faanes and Sten Skare, each an individual resident in Norway, Skatron Instruments AS, a Norwegian company, and Skatron Instruments, Inc., a Virginia corporation (the Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Escrow Agreement, dated as of May 17, 1999, among Molecular Devices Corporation, a Delaware corporation, Helge Skare, Wiel Skare and Greater Bay Trust Company, as Escrow Agent.

     4.1          Reference is made to Exhibits 2.1 and 2.2.

     99.1         Press release announcing the consummation of the acquisition.